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                                                                    EXHIBIT 23.2

              CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1996 except for Note 1 which is as of March 19, 1996, which appears on page F-2 of the Registration Statement on Form S-1 (No. 333-00844) of IntelliQuest Information Group, Inc.


Price Waterhouse LLP
Austin Texas
July 29, 1996